SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 30, 2009

NORTHWEST BIOTHERAPEUTICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER	0-33393	94-3306718

JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER

OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

7600 Wisconsin Avenue, Suite 750, Bethesda, MD 20814
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Northwest Biotherapeutics, Inc. (the “Company”) is receiving bridge funding totaling $1.1 million, which is being completed on April 6, 2009.  The funds are being transferred by participating investors during the period from March 30th to April 6th.   Private investors from both the US and the UK are participating, along with an institutional investor (Majedie Assest Management, Limited (“Majedie”))from the UK.  Of the total funding amount, $400,000 is coming from the US and £500,000  (approximately $700,000)  is coming from the UK.

The US investors are investing in the form of convertible notes (the “Notes”) that are unsecured obligations of the Company and have a maturity of two years from the date of issuance.  The Notes accrue interest at the rate of 6% per year.  At maturity, the principal and interest under each Note (the “Repayment Amount”) is convertible in whole or in part, at the discretion of the Holders, into common stock of the Company.  The conversion price for any such conversion will be $0.53 per share of common stock.  (The conversion price was the average of the closing prices of the Company’s stock on the US NASD Over the Counter Bulletin Board on the five trading days preceding the date of determination of the terms for this bridge funding.)  Accordingly, the total number of shares of the Company’s common stock that will be issued to the US investors at maturity, if all of them elect to convert the entire repayment Amount, will be 848,000.   Upon issuance, the conversion shares will not be registered.  The Company granted customary registration rights, including piggyback registration rights, for those conversion shares.  The Notes may be prepaid at the discretion of the Company at any time prior to maturity, without any prepayment penalty.  The Note also contains customary representations, warranties and covenants.

The UK investors are investing in the form of a purchase of common stock (the “Shares”).  The purchase price per Share is the same as the conversion price in the convertible notes for the US investors:  $0.53 per Share.  Accordingly, the total number of Shares being issued to the UK investors is 1,377,356.   In addition, the UK investors are receiving 15% warrant coverage, under which they may purchase up to a total of 206,760 shares of the Company’s common stock at an exercise price of $0.53 per share.  (The warrant coverage was determined to address the difference in the Company’s stock price on the London AIM Market and the US NASD Over the Counter Bulleting Board.)  The exercise period for the warrant is five years from the date of issuance.   Upon issuance, the Shares (and the shares issuable upon exercise of the warrant) will not be registered.  The Company granted customary registration rights, including piggyback registration rights.  The Securities Purchase Agreement also contains customary representations, warranties and covenants.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by this reference. The Company claims exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of the Company’s common stock issuable pursuant to the Securities Purchase Agreement issued to Majedie and Private Investor under Section 4(2) of the Securities Act and/or Regulation D thereunder, as transactions not involving any public offering.  Majedie and Private Investor represented and warranted in the warrants that it is an “accredited investor,” as defined under the Securities Act. The Company claims this exemption on the basis that appropriate legends will be affixed to stock certificates issued to Majedie and Private Investor pursuant to the Stock Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northwest Biotherapeutics, Inc.

By:	/s/ Alton L. Boynton

Alton L. Boynton
President and Chief Executive Officer

Date: April 6, 2009